CONCERT INVESTMENT SERIES

Certificate of Amendment


	The undersigned, being the Assistant Secretary of Concert Investment Series (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by the Agreement and Declaration of Trust, dated January 29, 1987, as amended from time to time, (hereinafter, so as amended by Certificates of Amendment and Certificates of Designation, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at meetings duly called and held on July 17, 2000 and August 10, 2000 the Declaration of Trust, is amended as follows:

1) The provisions of Section 1.1 of the Declaration of Trust are hereby amended to reflect that the name of the Trust is being changed to "Smith Barney Investment Series" and any and all references to the Trust throughout the Declaration of Trust shall be so amended.

2) The provisions of Section 6.2 of the Declaration of Trust, as they apply to the Concert Investment Series Growth Fund; Concert Investment Series Growth and Income Fund; and Concert Investment Series International Equity Fund, are hereby amended in the following respects:

a) The name of the Concert Investment Series Growth Fund shall be changed to the "Smith Barney Large Cap Core Fund".
b) The name of the Concert Investment Series Growth and Income Fund shall be changed to the "Smith Barney Growth and Income Fund".
c) The name of the Concert Investment Series International Equity Fund shall be changed to the "Smith Barney International Aggressive Growth Fund".
d)	The sentence that reads, "The Shares of each Fund shall
initially be divided into three Classes, designated as Class A Shares, Class B shares and Class 1 shares, and each Fund may issue an unlimited number of each of such Class of its Shares."; shall be changed to read: "The Shares of each Fund shall be divided into five Classes, designated as Class A
Shares, Class B shares, Class 1 shares, Class L shares, and
Class Y Shares and each Fund may issue an unlimited number of each of such Class of its Shares.".

3) The provisions of Section 7.4 of the Declaration of Trust are hereby amended so that any reference to "60 days" therein, is hereby changed to "120 days".

	IN WITNESS WHEREOF, the undersigned has set his hand this 7th day of
September, 2000


						 _______________________________
 						William J. Renahan, Assistant
Secretary













ACKNOWLEDGEMENT


STATE OF NEW YORK	     )
			     	     ) ss.
COUNTY OF NEW YORK	     )


September 7, 2000


	Then personally appeared the above-named William J. Renahan who
Acknowledged the foregoing instrument to be his fee act and deed.

	Before me,




						Notary Public

						My commission
expires:______________


























G:\Fund Accounting\Legal\FUNDS\CIS\MISC\9-11-00 Trust Amendment.doc